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                                  EXHIBIT 23.1


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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Mueller Industries, Inc. Option Agreements for Harvey L. Karp and William D. O'Hagan and to the incorporation by reference therein of our reports dated February 9, 2001, with respect to the consolidated financial statements and schedule of Mueller Industries, Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 30, 2000, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP

Memphis, Tennessee
October 30, 2001